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                                                                   EXHIBIT 99(a)



                                 REVOCABLE PROXY
                              ANDOVER BANCORP, INC.
                                 61 MAIN STREET
                          ANDOVER, MASSACHUSETTS 01810
                         SPECIAL MEETING OF SHAREHOLDERS
                                  _____ _, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of common stock of Andover Bancorp, Inc.
("Andover"), hereby appoints Gerald T. Mulligan and Joseph F. Casey, and each of them, as Proxies of the undersigned, each with the full power to appoint his substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of Andover common stock which the undersigned is entitled to vote at the special meeting of shareholders to be held at the Andover Town House, 20 Main Street, Andover, Massachusetts, on
_______, _______ __, 2001, at 10:00 a.m., Eastern Time, or any adjournment or postponement thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         SHARES OF ANDOVER COMMON STOCK WILL BE VOTED AS SPECIFIED. UNLESS
OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT AND
APPROVE AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 11, 2001, BETWEEN
BANKNORTH GROUP, INC. AND ANDOVER AND TO APPROVE THE MERGER CONTEMPLATED
THEREBY. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF
SHAREHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE
PERSONS APPOINTED AS PROXIES.

         A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF
DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN
THE ENCLOSED ENVELOPE. EXCEPT IF VOTED BY TELEPHONE OR OVER THE INTERNET, SHARES
CANNOT BE VOTED BY THE PROXIES UNLESS THIS PROXY CARD IS SIGNED AND RETURNED.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.



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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK



Andover Bancorp, Inc.                                          I plan to attend
c/o Equiserve                                                  the meeting
P.O. Box 9398                                                        [ ]
Boston, MA 02205-9398


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
-----------------                                           ----------------
VOTE BY TELEPHONE                                           VOTE BY INTERNET
-----------------                                           ----------------

It's fast, convenient, and immediate!                       It's fast, convenient, and your vote is immediately
Call Toll-Free on Touch-Tone Phone                          confirmed and posted
1-877-PRX-VOTE (1-877-779-8683)


Follow these four easy steps:                               Follow these four easy steps:

1.       Read the accompanying Proxy Statement and          1.       Read the accompanying Proxy Statement and
         Proxy Card                                                  Proxy Card.

2.       Call the toll-free number                          2.       Go to the Website
         1-877-PRX-VOTE (1-877-779-8683).                            http://www.eproxyvote.com/andb

3.       Enter your 14-Voter Control Number located         3.       Enter your 14-digit Control Number located
         on your Proxy Card above your name.                         on your Proxy Card above your name.

4.       Follow the recorded instructions.                  4.       Follow the instructions provided.


YOUR VOTE IS IMPORTANT!                                     YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE to vote anytime prior to 3:00           Go to http://www.eproxyvote.com/andb to vote
p.m. on ________ __, 2001.                                  anytime prior to 3:00 p.m. on ________ __, 2001.



    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

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1.       Proposal to adopt and approve an Agreement and Plan of Merger, dated as of June 11, 2001, between Banknorth Group, Inc. ("Banknorth") and Andover Bancorp, Inc. ("Andover") and to approve the merger of Andover with and into Banknorth contemplated by the merger agreement.

                    FOR              AGAINST           ABSTAIN

                    [ ]                [ ]               [ ]

2. In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournments thereof.

         THE BOARD OF DIRECTORS OF ANDOVER RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND APPROVAL OF THE MERGER. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                                    Dated:
                                          --------------------------------------

                                    Signature
                                             -----------------------------------

                                    Signature
                                             -----------------------------------
                                                                    (print name)

                                    IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                                    NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.